Exhibit 5.1

September 29, 2023

Fortress Biotech, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

RE:	Registration Statement on Form S-8: 1,000,000 Shares of Common Stock of Fortress Biotech, Inc. to be issued pursuant to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan.

Ladies and Gentlemen:

We have acted as counsel to Fortress Biotech, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (“SEC”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the issuance of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), from time to time pursuant to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended (the “Plan”) and the Amendment to the Plan (the “Amendment”). For purposes of clarification, the Shares exclude shares of the Company’s Common Stock previously authorized under the Plan. This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion letter, we have examined the Registration Statement, including the exhibits being filed therewith or incorporated by reference. In addition, we have examined and relied upon the following:

(i)                 a certificate from an officer of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation of the Company and Third Amended and Restated Bylaws of the Company, each as in effect the date hereof and as amended to date, and (B) the resolutions of the Board of Directors of the Company with respect to the Plan, the Amendment, and the Registration Statement;

(ii)              a certificate dated September 29, 2023 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)            originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

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Fortress Biotech, Inc.

September 29, 2023

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following: (a) to the extent that we have reviewed and relied upon certificates of the Company or authorized representatives thereof and certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters; (b) all documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents; (c) the genuineness of all signatures; and (d) the Registration Statement will be effective under the Securities Act.

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized, and, when issued and paid for in accordance with the terms and upon the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law (including statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing), as in effect on the date hereof, and we do not express any opinion concerning any other law.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP